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                  [KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]


                                                                     EXHIBIT 5.1

                                  June 4, 2004


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

         RE: U.S. PHYSICAL THERAPY, INC. 2003 STOCK INCENTIVE PLAN DATED
             DECEMBER 15, 2003


Ladies and Gentlemen:

         As special counsel to U.S. Physical Therapy, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration of 900,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share, and the proposed sale thereof. The Shares are to be issued and sold in connection with the Company's 2003 Stock Incentive Plan dated December 15, 2003. This opinion letter is being furnished at the Company's request in order to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full corporate power and authority under the laws of the State of Nevada, and under the Company's Articles of Incorporation, as amended, and Bylaws, as amended, to issue the Shares, and that such Shares, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended (the "Act"), and assuming that there are a sufficient number of authorized but unissued shares of the Company's common stock, are validly authorized shares of common stock of the Company, and when issued in accordance with, upon receipt of payment therefore, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

         We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Act, and to the use of our name in such Registration Statement.

                                     Very truly yours,

                                     /s/ Kummer Kaempfer Bonner & Renshaw
                                     ------------------------------------
                                     KUMMER KAEMPFER BONNER & RENSHAW


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